UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2007

LIPID SCIENCES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-497	43-0433090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

7068 Koll Center Parkway, Suite 401, Pleasanton, California (Address of principal executive offices)	94566 (Zip Code)

Registrant’s telephone number, including area code:  (925) 249-4000

(Former name or former address, if changed since last report.)  N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 12, 2007, Lipid Sciences, Inc. (the “Company”) announced that Dr. Philip Barter and Dr. John Kastelein, two pre-eminent researchers and clinical trial experts in the field of lipids and lipoproteins, joined the Company’s Scientific Advisory Board.

Dr. Barter is currently the Director of the Heart Research Institute (Sydney, Australia) and Professor of Medicine at the University of Sydney.  He is a member of the Board of Directors of the International Task Force for the Prevention of Coronary Heart Disease and a Member of the Executive Board of the International Atherosclerosis Society.  Dr. Barter was also Chairman of the steering committee of ILLUMINATE, an international, multi-center morbidity and mortality endpoint trial of the effects of the CETP (cholesterol ester transfer protein) inhibitor, torcetrapib.

Dr. Kastelein is Professor of Medicine and Chairman of the Department of Vascular Medicine at the Academic Medical Centre (AMC) of the University of Amsterdam, where he holds the Strategic Chair of Genetics of Cardiovascular Disease.  He is also the Director of the Atherosclerosis Research Group.  Dr. Kastelein is an internationally-recognized expert on the diagnosis and treatment of lipid and lipoprotein disorders and conducts research in the area of molecular biology of cholesterol transport. He serves on a number of executive and steering committees of lipid-lowering intervention trials, including the IDEAL, TNT, CAPTIVATE, ENHANCE, and RADIANCE and ILLUMINATE.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release entitled “Two Pre-Eminent Cardiovascular Disease Clinical Researchers Join the Scientific Advisory Board of Lipid Sciences, Inc.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.

Date: February 13, 2007	By:	/s/ Sandra Gardiner
Sandra Gardiner
Chief Financial Officer